Pacific Life Insurance Company P.O. Box 7187 • Pasadena, CA 91109-7187 www.PacificLife.com • (800) 722-2333	PACIFIC PORTFOLIOS Variable Annuity Application

Call (800) 722-2333 if you need assistance.

1. ANNUITANT Annuitant(s) must be an individual. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex
John R. Doe	01/01/1969	☑ M ☐ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	Anytown, USA 12345	###-##-####

Residential Address (if different than mailing address)	City, State, ZIP

Solicited at: State	Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types.

Information put here will be used for contract and agent appointment purposes.

ADDITIONAL ANNUITANT Not applicable for qualified contracts. Check One: ☑ Joint ☐ Contingent

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex
Jane A. Doe	01/01/1969	☐ M ☑ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	Anytown, USA 12345	###-##-####

Residential Address (if different than mailing address)	City, State, ZIP

2. OWNER If annuitant and owner are the same, it is not necessary to complete this section. Check product guidelines for maximum issue age. Additional forms: For contracts with an owner that is a 401(a), 401(k) or Keogh/HR10 plan, also complete the Qualified Plan Disclosure form. For individual-owned or trust-owned Inherited IRA or Inherited 403(b) contracts, also complete the appropriate Inherited IRA or Inherited TSA/403(b) Certification form. For nonqualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement or if the owner is a trust (other than a Charitable Remainder Trust), also complete the Trust Agreement Certification form.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex
☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN

Residential Address (if different than mailing address)	City, State, ZIP

ADDITIONAL OWNER Not applicable for qualified contracts. Check One: ☐ Joint ☐ Contingent

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex
☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP

3. DEATH BENEFIT COVERAGE

☐ Stepped-Up Death Benefit Annuitant(s) must not be over age 75 at issue.

If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.

4. ELECTRONIC AUTHORIZATIONS

TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically. If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking “yes,” I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost. ☑ Yes

ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements via U.S. mail. I understand that I must have internet access (my internet provider may charge for internet access) and I must provide my e-mail address below to use this service.

E-mail address: JDoe@aol.com

5. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually-owned custodially held IRAs, 457 and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiaries or beneficiary information.

Name (First, Middle, Last)	☑	Primary	Relationship	SSN/TIN	Percentage
Mary S. Doe	☐	Contingent	Daughter	###-##-####	100%

Name (First, Middle, Last)	☐	Primary	Relationship	SSN/TIN	Percentage
	☐	Contingent			%

6. CONTRACT TYPE Select ONE.

☑	Non-Qualified	☐	SIMPLE IRA[1]	☐	Roth IRA	☐	401(a)[2]	☐	457(b) – gov’t. entity	☐	Keogh/HR10[2]
☐	IRA	☐	SEP-IRA	☐	TSA/403(b)[3]	☐	401(k)[2]	☐	457(b) – 501(c) tax exempt

1 Complete SIMPLE IRA Employer Information form.

2 Complete Qualified Plan Disclosure form.

3 Complete TSA Certification form.

7. INITIAL PURCHASE PAYMENT Make check payable to Pacific Life Insurance Company.

7A. NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate the type of initial payment.			7B. QUALIFIED CONTRACT PAYMENT TYPE Indicate the type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ 1035 exchange/estimated transfer	$		☐ Transfer	$
☑ Amount enclosed		$5,000	☐ Rollover	$
			☐ Contribution	$	for tax year

8. REPLACEMENT Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? ☐ Yes ☑ No		Contract Type Being Replaced
If yes, provide the information below and attach any required state replacement and/or 1035 exchange/transfer forms.		☐ Life Insurance
Use the Special Requests section to provide additional insurance companies and contract numbers.		☐ Fixed Annuity
Insurance Company Name	Contract Number	☐ Variable Annuity

9. AVAILABLE OPTIONS Subject to state availability. To qualify for GPA5, Income Access, Income Access Plus or GIA Plus rider benefits, the entire contract value must stay invested in an approved asset allocation program established and maintained by Pacific Life for the riders.

☐	GPA[5] Annuitant(s) must not be over age 85 at issue, which must be at least ten years prior to the annuity date.

☐	Income Access Annuitant(s) must not be over age 85 at issue.

☐	Income Access Plus Annuitant(s) must not be over age 85 at issue.

☐	GIA Plus Annuitant(s) must not be over age 80 at issue.

☐	EEG Annuitant(s) must not be over age 75 at issue.

If any rider I have selected within this section cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the rider(s).

10. SPECIAL REQUESTS If additional space is needed, attach letter signed and dated by the owner(s).

11. ALLOCATION OPTIONS Use whole percentages only. Allocations must total 100%. Complete Transfers and Allocations form for dollar cost averaging and rebalancing.

Manager:		Investment Option:	Manager:		Investment Option:

AIM		% Blue Chip	PIMCO		% Inflation Managed
AIM		% Aggressive Growth	PIMCO		% Managed Bond

Capital Guardian	10	% Diversified Research	PIMCO Advisors–NFJ	20	% Small-Cap Value

Goldman Sachs		% Short Duration Bond	Pacific Life		% Money Market
Goldman Sachs		% Concentrated Growth	Pacific Life		% High Yield Bond
			Pacific Life		% 3-year GIO
INVESCO		% Financial Services	Pacific Life		% 6-year GIO
INVESCO		% Health Sciences	Pacific Life		% 10-year GIO
INVESCO		% Technology	Pacific Life	20	% DCA Plus Fixed Option †
with a Guarantee Term of 12 months
Janus		% Growth LT
Janus		% Focused 30	Putnam	10	% Equity Income
Lazard		% Mid-Cap Value	Putnam Putnam		% Equity % Aggressive Equity
Lazard		% International Value

MFS		% Capital Opportunities	Salomon Brothers		% Large-Cap Value
MFS	40	% International Large-Cap

Mercury		% Equity Index	Van Kampen		% Comstock
Mercury		% Small-Cap Index	Van Kampen		% Real Estate
			Van Kampen		% Mid-Cap Growth
Oppenheimer		% Multi-Strategy
Oppenheimer		% Main Street® Core
Oppenheimer		% Emerging Markets	MUST TOTAL 100%	100

†	Indicate percentage of premium payment to be allocated to the DCA Plus Fixed Option and complete the DCA section of the Transfers and Allocations form.

12. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth and Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions or annuity contract termination. I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract (“contract”) issued by Pacific Life Insurance Company (“company”). I received prospectuses for this variable annuity contract. After reviewing my financial background with my agent, I believe this contract will meet my insurable needs and financial objectives. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. I FURTHER UNDERSTAND THAT AMOUNTS TRANSFERRED OR WITHDRAWN FROM ANY GUARANTEED INTEREST OPTION (GIO), INCLUDING AMOUNTS WITHDRAWN AND APPLIED FOR AN ANNUITY BEFORE THE END OF ITS GUARANTEE TERM, ARE SUBJECT TO A MARKET VALUE ADJUSTMENT. I have discussed all fees and charges for this contract with my agent, including withdrawal charges. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.

If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common.

I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.

The following states require insurance companies to provide a fraud warning statement. Please refer to the fraud warning statement for your state as indicated below. Please check for state product availability.

Colorado It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

Virginia It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

All Other States: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties.

Owner’s Signature	Date (mo/day/yr)	Signed at: City	State
/s/ John R. Doe	09/01/2004	Anytown	US

Joint Owner’s Signature if applicable	Date (mo/day/yr)
/s/ Jane A. Doe	09/01/2004

13. AGENT’S STATEMENT Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? If “Yes”, I affirm that I have instructed the applicant to answer “yes” to the replacement question in Section 8 of this application. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I have discussed the appropriateness of replacement, and followed Pacific Life’s written replacement guidelines.
☐ Yes ☑ No

Soliciting Agent’s Signature	Print Agent’s Full Name
/s/ Cindy Brown	Cindy Brown

Agent’s Telephone Number	Agent’s E-Mail Address	Option
213-495-0111		☐ A ☐ B ☐ C

Broker/Dealer’s Name	Brokerage Account Number Optional
Brown & Associates

Send completed application as follows:

APPLICATIONS WITHOUT PAYMENT:
Regular Mail Delivery: P.O. Box 7187, Pasadena, CA 91109-7187
Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105

Pacific Life Insurance Company P.O. Box 7187 • Pasadena, CA 91109-7187 www.PacificLife.com • (800) 722-2333	APPLICATION INSTRUCTIONS Pacific Portfolios Variable Annuity

Section	Use these instructions when completing the Pacific Portfolios application.

Pacific Life has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding Pacific Portfolios, consult the prospectus.

1. & 2.	Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing, 401(k) and 457 plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Checklists for completing an application for Inherited IRAs or Inherited 403(b)s can be found on our Web site. Consult a tax adviser to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only.

3.	Death Benefit Coverage: Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit you have selected cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the stepped-up death benefit rider.

4.	Telephone/Electronic Transaction Authorization (Optional): By checking this box you authorize Pacific Life to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life and the provisions set forth in the contract’s prospectus.

Electronic Delivery Authorization (Optional): Complete this section to receive statements, prospectuses and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.

5.	Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds.

6.	Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.

7.	Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $5,000 for nonqualified contracts and $2,000 for qualified contracts. Transfer indicates a trustee to trustee or custodian to custodian transfer only.

8.	Replacement: Complete and attach a Transfer/Exchange form and any required state replacement forms.

9.	Available Options: Riders are subject to state availability. You must enroll in the Portfolio Optimization asset allocation program to add GPA[5] , Income Access, Income Access Plus or GIA Plus rider(s) to your contract. If any rider you have selected within this section cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the rider(s).

10.	Special Requests: Use this section to add Portfolio Optimization (indicate Model A, B, C, D or E) to your contract. This section can also be used for special registrations and additional beneficiary information.

11.	Allocation Options: Choose one or more investment options to which all or a portion of the initial purchase payment may be allocated. Use whole percentages only. Allocation percentages must total 100%. If choosing the DCA Plus Fixed Option: (a) indicate a 6- or 12- month guarantee term, and (b) complete the DCA section of the Transfers and Allocations form and submit with application. Only one guarantee term may be in effect at any given time.

12.	Statement Of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. Indicate city and state where the application is signed.

13.	Agent’s Statement: Agent must fully complete and sign this section. Agent must select a commission option.

Important: Help avoid a returned application by confirming your application has the following minimum information:

• Annuitant and owner information – Sections 1 & 2	• Date application is signed – Section 12
• Line of business is correct – Section 6	• Agent’s signature – Section 13
• City and state where application is signed – Section 12		Port Instr (01/05)